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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):       March 1, 2001
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                            NOBLE INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)

        Delaware                        001-13581                    38-3139487
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(State or other jurisdiction    (Commission File Number)   (IRS Employer Identification No.)
of incorporation)
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                      20101 Hoover, Detroit, Michigan 48205
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (313)  245-5600
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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 14, 2001, Noble International, Ltd. (the "Company"), through its wholly owned subsidiary, Noble Metal Forming, Inc., a Michigan corporation ("NMF") and Noble Metal Processing-Midwest, Inc. ("NMP-MW") consummated the sale of all of the assets of NMF and NMP-MW to S.E.T. Steel, Inc. ("SET"). The aggregate consideration received for the sale of the assets
(collectively the "NMF Sale") consisted of Twenty Seven Million One Hundred
Seventy Nine Thousand and Eight Hundred Twenty Dollars ($27,179,820). Concurrent with the disposition of the assets of NMF and NMP-MW, the Company acquired a forty-nine (49%) percent interest in SET for Three Million Dollars ($3,000,000)
(the "SET Investment").

         The consideration for the NMF Sale was paid by delivery of a promissory note in the principal amount of $27,179,820 (the "Set Note"). The SET Note is secured by all of the assets of NMF and NMP-MW, and has a maturity date of June
14, 2001, whereupon it must be satisfied. Proceeds from the NMF Sale will be used to reduce amounts outstanding under the Company's revolving credit facility.

         The Company used monies available under its secured revolving credit facility to fund the SET Investment.





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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  2.1 Subsidiaries Stock Purchase Agreement among Noble
Technologies, Inc., Noble Metal Processing, Inc., Noble International, Ltd., and
S.E.T. Steel, Inc. dated February 14, 2001.


                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         NOBLE INTERNATIONAL, LTD.,
                                         a Delaware corporation
                                         (Registrant)



Date: March 1, 2001                      By: /s/ Michael C. Azar
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                                             Michael C. Azar
                                             Secretary and General Counsel











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                          Exhibit Index


Exhibit No.           Description

2.1                   Subsidiaries Stock Purchase Agreement